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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-88674) for the registration of 8,050,000 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2002, with respect to the consolidated and combined financial statements of Oil States International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP



Houston, Texas
May 29, 2002